Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter and Full-Year Financial Results
Record 2019 sales, cash flow and backlog bolstered by strong fourth-quarter results

•	Revenue of $2.4 billion, up 5% from Q4 in the prior year; up 7% for full year

•	Record backlog of $11.3 billion, up $659 million or 6% from a year ago

•	GAAP earnings per share (EPS) of $1.39, inclusive of a $1.53 per share non-cash charge related to US pension de-risking; $4.95 for full year

•	Non-GAAP EPS* of $2.94, up 12%; $7.96 for full year, up 11%

•	Generated $795 million in operating cash flow in the quarter; $1.8 billion for full year

CHICAGO - Feb. 6, 2020 - Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the fourth quarter and full year of 2019. Click here for a printable news release and financial tables.

“Our strong Q4 results capped another year of record sales, cash flow and backlog," said Greg Brown, chairman and CEO of Motorola Solutions. “Our momentum, particularly in video security and software & services, positions us well for another strong year."

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Fourth Quarter			Full Year
	Q4 2019	Q4 2018	% Change	2019	2018	% Change
Sales	$2,377	$2,254	5%	$7,887	$7,343	7%
GAAP
Operating Earnings	$590	$516	14%	$1,581	$1,255	26%
% of Sales	24.8%	22.9%		20.0%	17.1%
EPS	$1.39	$2.44	(43)%	$4.95	$5.62	(12)%
Non-GAAP*
Operating Earnings	$707	$650	9%	$1,975	$1,740	14%
% of Sales	29.7%	28.8%		25.0%	23.7%
EPS	$2.94	$2.63	12%	$7.96	$7.15	11%
Products and Systems Integration Segment
Sales	$1,673	$1,670	—%	$5,329	$5,100	5%
GAAP Operating Earnings	$426	$405	5%	$994	$854	16%
% of Sales	25.5%	24.3%		18.7%	16.7%
Non-GAAP Operating Earnings*	$484	$483	—%	$1,173	$1,109	6%
% of Sales	28.9%	28.9%		22.0%	21.7%
Software and Services Segment
Sales	$704	$584	21%	$2,558	$2,243	14%
GAAP Operating Earnings	$164	$111	48%	$587	$401	46%
% of Sales	23.3%	19.0%		22.9%	17.9%
Non-GAAP Operating Earnings*	$223	$167	34%	$802	$631	27%
% of Sales	31.7%	28.6%		31.4%	28.1%

*Q4 Non-GAAP financial information excludes the after-tax impact of approximately $1.55 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECT FOURTH-QUARTER FINANCIAL RESULTS

•
Revenue - Fourth-quarter revenue was $2.4 billion, up $123 million or 5% primarily on strength in the Americas. Revenue from acquisitions was $82 million and currency headwinds were $17 million. The Products and Systems Integration segment was flat with growth in the Americas and AsiaPac offset by declines in EMEA related to large LMR deployments in the Middle East and Africa in the prior year. The Software and Services segment grew 21% with growth in all regions.

•
Operating earnings - GAAP operating margin was 24.8% of sales compared with 22.9% in the year-ago quarter driven by higher sales and gross margin in the current quarter and higher costs related to the closure of certain supply chain operations in Europe in the prior year, partially offset by higher operating expenses related to acquisitions. Non-GAAP operating margin was 29.7% of sales, up from 28.8% in the year-ago quarter due to higher sales and gross margins, partially offset by higher operating expenses related to acquisitions.

•
Other charges - The company de-risked $1 billion in pension obligations through a lump-sum window offered to certain participants of the U.S. Pension Plan.  Approximately $836 million was paid out of pension plan assets to the participants who elected lump sums as part of this offer.  The Company recorded a non-cash GAAP charge of $359 million in 2019 as a result of this initiative, representing the write-off of pension losses previously deferred within equity.

•
Taxes - The GAAP effective tax rate was (26.4)%, compared to 8.8% in the year-ago quarter. The year over year decline in the GAAP rate was primarily due to lower profit before tax as a result of the $359 million U.S. pension settlement charge taken in the current quarter. The Non-GAAP effective tax rate was 22%, compared to 23.5% in the year-ago quarter.

•
Cash flow - The company generated $795 million in operating cash, compared with $812 million in the year-ago quarter. Free cash flow was $736 million, compared with $743 million in the year-ago quarter. The year over year decline in cash flow was primarily driven by changes in working capital in the current quarter, partially offset by higher operating earnings in the current quarter.

OTHER SELECT FULL-YEAR FINANCIAL RESULTS

•
Revenue - Full-year revenue was $7.9 billion, up $544 million, or 7% driven by growth in the Americas. Revenue from acquisitions was $312 million and currency headwinds were $113 million. The Products and Systems Integration segment grew 5% driven by the Americas. The Software and Services segment grew 14% driven by growth in the Americas and EMEA.

•
Operating earnings - For the full year, GAAP operating margin was 20% of revenue, compared with 17.1% for the prior year. The increase was primarily driven by higher revenue and gross margin in the current year as well as an increase to an existing environmental reserve related to a legacy business booked in the prior year, partially offset by higher operating expenses related to acquisitions in the current year. Non-GAAP operating margin was 25% of revenue, compared with 23.7% for the prior year, driven by higher revenue and gross margin, partially offset by higher operating expenses related to acquisitions.

•	Taxes - The 2019 GAAP effective tax rate was 13%, compared to 12% for the prior year. The Non-GAAP effective tax rate was 22.4% compared with 21.7% in the previous year.

•
Cash flow - The company generated $1.8 billion in operating cash, up $748 million from the prior year. Free cash flow was $1.6 billion, up $697 million from the prior year. The increase in cash flow was driven by the impact of the $500 million debt funded pension contribution made in Q1 2018 and higher revenue and associated operating earnings in the current year.

•
Backlog - The company ended the quarter with record backlog of $11.3 billion, up $659 million from the year-ago quarter. Software and Services segment backlog was up 9% or $699 million, primarily driven by growth in the Americas and the extension of the ESN contract. Products and

System Integrations segment backlog was down 1% or $40 million due to declines in EMEA and AsiaPac, partially offset by growth in the Americas.

•	Capital Allocation - The company invested $709 million in acquisitions, paid $379 million in dividends, and repurchased $315 million of its common stock at an average price of $137.35 per share.

NOTABLE WINS & ACHIEVEMENTS

Software and Services

•	$68 million P25 multi-year service contract with State of Victoria, Australia

•	$29 million P25 multi-year service contract with the state of Connecticut

•	$24 million P25 multi-year service contract with the U.S. Navy

•	$8 million for a Command Center Software suite order from Tulare County, California

•	$6 million for a Command Center Software suite order from Irvine, California

•	$6 million for a Computer Aided Dispatch system for city of Atlanta, Georgia

Products and Systems Integration

•	$64 million P25 order for the State of Arkansas

•	$36 million P25 order for Thurston County, Washington

•	$24 million P25 order for Luzerne County, Pennsylvania

•	$5 million in fixed video security wins for government customers

•	Launched APX Next, our next-generation P25 radio

•	Launched Avigilon AI-powered H5 camera line

BUSINESS OUTLOOK

•
First-quarter 2020 - The Company expects revenue growth of approximately 2% compared with the first quarter of 2019. The company expects non-GAAP earnings per share in the range of $1.30 to $1.35 per share. This assumes current foreign exchange rates, approximately 176 million fully diluted shares, and a 20% effective tax rate.

•
Full-year 2020 - The company expects revenue growth of approximately 4% and non-GAAP earnings per share in the range of $8.65 to $8.80 per share. This assumes current foreign exchange rates, between 176 and 177 million fully diluted shares and a non-GAAP effective tax rate of approximately 23%.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Standard Time (5 p.m. U.S. Eastern Standard Time) Thursday, Feb 6. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2019	2018	2019	2018
Net sales	$2,377	$2,254	$7,887	$7,343
Gross margin	1,220	1,088	3,931	3,480
Operating earnings	590	516	1,581	1,255
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	244	423	868	966
Diluted EPS from continuing operations	$1.39	$2.44	$4.95	$5.62
Weighted average diluted common shares outstanding	175.6	173.4	175.6	172.0

HIGHLIGHTED ITEMS
The table below includes specific share-based compensation expense, intangible amortization, and other highlighted items for the fourth-quarter of 2019.

(per diluted common share)	Q4 2019

GAAP Earnings	$1.39
Highlighted Items:
US pension settlement loss	1.53
Intangibles amortization expense	0.24
Share-based compensation expense	0.14
Reorganization of business charges	0.08
Legal settlements	0.04
Operating lease asset impairment	0.02
Investment impairments	0.01
Sale of investments	(0.01)
Release of uncertain tax positions	(0.03)
Fair value adjustments to equity investments	(0.03)
Release of valuation allowance on deferred tax assets	(0.44)
Non-GAAP Diluted EPS	$2.94

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Free cash flow: Free cash flow represents operating cash flow less capital expenditures. We believe that free cash flow is also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies.

Organic Revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.  The company believes non-GAAP organic revenue growth provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

The company has not quantitatively reconciled its guidance for non-GAAP metrics to their most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2020. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions’ 2018 Annual Report on Form 10-K, page 45 in Item 1A of Motorola Solutions’ 2019 Third Quarter Report on Form 10-Q and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its 1.75% senior convertible notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission-critical communications, command center software, video security & analytics, bolstered by managed & support services, make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com

MEDIA CONTACT
Kate Dyer
Motorola Solutions
+1 224-374-3124
Kate.Dyer@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2020 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amount)

	Three Months Ended
	December 31, 2019	December 31, 2018
Net sales from products	$1,507	$1,470
Net sales from services	870	784
Net sales	2,377	2,254
Costs of products sales	621	652
Costs of services sales	536	514
Costs of sales	1,157	1,166
Gross margin	1,220	1,088
Selling, general and administrative expenses	368	337
Research and development expenditures	182	165
Other charges	26	22
Intangibles amortization	54	48
Operating earnings	590	516
Other income (expense):
Interest expense, net	(55)	(59)
Gains on sales of investments and businesses, net	1	—
Other	(343)	7
Total other expense	(397)	(52)
Net earnings before income taxes	193	464
Income tax expense (benefit)	(51)	40
Net earnings	244	424
Less: Earnings attributable to noncontrolling interests	—	1
Net earnings attributable to Motorola Solutions, Inc.	$244	$423

Earnings per common share:
Basic:	$1.43	$2.58
Diluted:	$1.39	$2.44
Weighted average common shares outstanding:
Basic	170.9	163.5
Diluted	175.6	173.4

	Percentage of Net Sales*
Net sales from products	63.4%	65.2%
Net sales from services	36.6%	34.8%
Net sales	100.0%	100.0%
Costs of products sales	41.2%	44.4%
Costs of services sales	61.6%	65.6%
Costs of sales	48.7%	51.7%
Gross margin	51.3%	48.3%
Selling, general and administrative expenses	15.5%	15.0%
Research and development expenditures	7.7%	7.3%
Other charges	1.1%	1.0%
Intangibles amortization	2.3%	2.1%
Operating earnings	24.8%	22.9%
Other income (expense):
Interest expense, net	(2.3)%	(2.6)%
Gains on sales of investments and businesses, net	—%	—%
Other	(14.4)%	0.3%
Total other expense	(16.7)%	(2.3)%
Net earnings before income taxes	8.1%	20.6%
Income tax expense (benefit)	(2.1)%	1.8%
Net earnings	10.3%	18.8%
Less: Earnings attributable to noncontrolling interests	—%	—%
Net earnings attributable to Motorola Solutions, Inc.	10.3%	18.8%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Years Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Net sales from products	$4,746	$4,463	$3,772
Net sales from services	3,141	2,880	2,608
Net sales	7,887	7,343	6,380
Costs of products sales	2,049	2,035	1,686
Costs of services sales	1,907	1,828	1,670
Costs of sales	3,956	3,863	3,356
Gross margin	3,931	3,480	3,024
Selling, general and administrative expenses	1,403	1,254	1,025
Research and development expenditures	687	637	568
Other charges (income)	52	146	(4)
Intangibles amortization	208	188	151
Operating earnings	1,581	1,255	1,284
Other income (expense):
Interest expense, net	(220)	(222)	(201)
Gains on sales of investments and businesses, net	5	16	3
Other	(365)	53	(10)
Total other expense	(580)	(153)	(208)
Net earnings before income taxes	1,001	1,102	1,076
Income tax expense	130	133	1,227
Net earnings (loss)	871	969	(151)
Less: Earnings attributable to noncontrolling interests	3	3	4
Net earnings (loss) attributable to Motorola Solutions, Inc.	$868	$966	$(155)

Earnings (loss) per common share:
Basic:	5.21	5.95	(0.95)
Diluted:	4.95	5.62	(0.95)
Weighted average common shares outstanding:
Basic	166.6	162.4	162.9
Diluted	175.6	172.0	162.9

	Percentage of Net Sales*
Net sales from products	60.2%	60.8%	59.1%
Net sales from services	39.8%	39.2%	40.9%
Net sales	100.0%	100.0%	100.0%
Costs of products sales	43.2%	45.6%	44.7%
Costs of services sales	60.7%	63.5%	64.0%
Costs of sales	50.2%	52.6%	52.6%
Gross margin	49.8%	47.4%	47.4%
Selling, general and administrative expenses	17.8%	17.1%	16.1%
Research and development expenditures	8.7%	8.7%	8.9%
Other charges	0.7%	2.0%	(0.1)%
Intangibles amortization	2.6%	2.6%	2.4%
Operating earnings	20.0%	17.1%	20.1%
Other income (expense):
Interest expense, net	(2.8)%	(3.0)%	(3.2)%
Gains on sales of investments and businesses, net	0.1%	0.2%	—%
Other	(4.6)%	0.7%	(0.2)%
Total other expense	(7.4)%	(2.1)%	(3.3)%
Net earnings before income taxes	12.7%	15.0%	16.9%
Income tax expense	1.6%	1.8%	19.2%
Net earnings (loss)	11.0%	13.2%	(2.4)%
Less: Earnings attributable to noncontrolling interests	—%	—%	0.1%
Net earnings (loss) attributable to Motorola Solutions, Inc.	11.0%	13.2%	(2.4)%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,001	$1,257
Accounts receivable, net	1,412	1,293
Contract assets	1,046	1,012
Inventories, net	447	356
Other current assets	272	354
Total current assets	4,178	4,272
Property, plant and equipment, net	992	895
Operating lease assets	554	—
Investments	159	169
Deferred income taxes	943	985
Goodwill	2,067	1,514
Intangible assets, net	1,327	1,230
Other assets	422	344
Total assets	$10,642	$9,409
Liabilities and Stockholders' Equity
Current portion of long-term debt	$16	$31
Accounts payable	618	592
Contract liabilities	1,449	1,263
Accrued liabilities	1,356	1,210
Total current liabilities	3,439	3,096

Long-term debt	5,113	5,289
Operating lease liabilities	497	—
Other liabilities	2,276	2,300
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(700)	(1,293)
Noncontrolling interests	17	17
Total liabilities and stockholders’ equity	$10,642	$9,409

GAAP-4

Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	December 31, 2019	December 31, 2018
Operating
Net earnings attributable to Motorola Solutions, Inc.	$244	$423
Earnings attributable to noncontrolling interests	—	1
Net earnings	244	424
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	104	93
Non-cash other charges	8	—
U.S. pension settlement loss	359	—
Share-based compensation expense	31	20
Gains on sales of investments and businesses, net	(1)	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(109)	(124)
Inventories	14	10
Other current assets and contract assets	(55)	(114)
Accounts payable, accrued liabilities, and contract liabilities	341	441
Other assets and liabilities	(16)	72
Deferred income taxes	(125)	(10)
Net cash provided by operating activities	795	812
Investing
Acquisitions and investments, net	(86)	(6)
Proceeds from sales of investments	6	5
Capital expenditures	(59)	(69)
Proceeds from sales of property, plant and equipment	7	—
Net cash used for investing activities	(132)	(70)
Financing
Repayment of debt	(604)	(311)
Net proceeds from issuance of debt	—	195
Issuance of common stock	32	29
Purchase of common stock	(145)	(66)
Payment of dividends	(98)	(85)
Deferred acquisition costs	—	(76)
Net cash used for financing activities	(815)	(314)
Effect of exchange rate changes on cash and cash equivalents	13	(22)
Net increase (decrease) in cash and cash equivalents	(139)	406
Cash and cash equivalents, beginning of period	1,140	851
Cash and cash equivalents, end of period	$1,001	$1,257
Financial Ratios:
Free cash flow*	$736	$743

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In millions)

	Years Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$868	$966	$(155)
Earnings attributable to noncontrolling interests	3	3	4
Net earnings (loss)	871	969	(151)
Adjustments to reconcile Net earnings (loss) to Net cash provided by operating activities:
Depreciation and amortization	394	360	343
Non-cash other charges	35	56	32
Pension settlement losses	359	—	48
Share-based compensation expense	118	73	66
Gains on sales of investments and businesses, net	(5)	(16)	(3)
Losses from the extinguishment of long-term debt	50	—	—
Gain from the extinguishment of 2.00% senior convertible notes	(4)	(6)	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(79)	62	(60)
Inventories	(74)	71	(46)
Other current assets and contract assets	49	(251)	(99)
Accounts payable, accrued liabilities, and contract liabilities	198	271	160
Other assets and liabilities	(5)	(523)	(44)
Deferred income taxes	(84)	9	1,100
Net cash provided by operating activities	1,823	1,075	1,346
Investing
Acquisitions and investments, net	(709)	(1,164)	(404)
Proceeds from sales of investments	16	95	183
Capital expenditures	(248)	(197)	(227)
Proceeds from sales of property, plant and equipment	7	—	—
Net cash used for investing activities	(934)	(1,266)	(448)
Financing
Repayment of debt	(2,039)	(723)	(21)
Net proceeds from issuance of debt	1,804	1,490	10
Issuances of common stock	114	168	82
Purchases of common stock	(315)	(132)	(483)
Settlement of conversion premium on 2.00% senior convertible notes	(326)	(169)	—
Payment of dividends	(379)	(337)	(307)
Payment of dividends to noncontrolling interest	(3)	(1)	(1)
Deferred acquisition costs	—	(76)	(2)
Net cash provided by (used for) financing activities	(1,144)	220	(722)
Effect of exchange rate changes on cash and cash equivalents	(1)	(40)	62
Net increase (decrease) in cash and cash equivalents	(256)	(11)	238
Cash and cash equivalents, beginning of period	1,257	1,268	1,030
Cash and cash equivalents, end of period	$1,001	$1,257	$1,268
Financial Ratios:
Free cash flow*	1,575	878	1,119

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$1,673	$1,670	—%
Software and Services	704	584	21%
Total Motorola Solutions	$2,377	$2,254	5%

	Years Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$5,329	$5,100	5%
Software and Services	2,558	2,243	14%
Total Motorola Solutions	$7,887	$7,343	7%

Operating Earnings
	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$426	$405	5%
Software and Services	164	111	48%
Total Motorola Solutions	$590	$516	14%

	Years Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$994	$854	16%
Software and Services	587	401	46%
Total Motorola Solutions	$1,581	$1,255	26%

Operating Earnings %
	Three Months Ended
	December 31, 2019	December 31, 2018
Products and Systems Integration	25.5%	24.3%
Software and Services	23.3%	19.0%
Total Motorola Solutions	24.8%	22.9%

	Years Ended
	December 31, 2019	December 31, 2018
Products and Systems Integration	18.7%	16.7%
Software and Services	22.9%	17.9%
Total Motorola Solutions	20.0%	17.1%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$50	$11	$39	$0.23
Share-based compensation expense	Cost of sales, SG&A and R&D	27	6	21	0.12
Reorganization of business charges	Cost of sales and Other charges	8	2	6	0.04
Investment impairments	Investment impairments	8	2	6	0.04
Acquisition-related transaction fees	Other charges	2	—	2	0.01
Fair value adjustments to equity investments	Other expense	1	—	1	0.01
Release of uncertain tax positions	Income tax expense	—	1	(1)	(0.01)
Legal settlement	Other charges	(1)	—	(1)	(0.01)
Sale of investments	(Gain) or loss on sales of investments and businesses, net	(1)	—	(1)	(0.01)
Total impact on Net earnings		$94	$22	$72	$0.42

Q2 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$52	$11	$41	$0.23
Loss from the extinguishment of long-term debt	Other expense	43	11	32	0.18
Share-based compensation expense	Cost of sales, SG&A and R&D	30	7	23	0.13
Reorganization of business charges	Cost of sales and Other charges	12	3	9	0.05
Investment impairments	Investment impairments	3	1	2	0.01
Legal settlements	Other charges	1	—	1	0.01
Sale of a business	(Gain) or loss on sales of investments and businesses, net	(3)	(1)	(2)	(0.01)
Release of uncertain tax positions	Other income, Income tax expense	(4)	(1)	(3)	(0.02)
Fair value adjustments to equity investments	Other income	(16)	(4)	(12)	(0.07)
Total impact on Net earnings		$118	$27	$91	$0.51

Q3 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$52	$12	$40	$0.22
Share-based compensation expense	Cost of sales, SG&A and R&D	30	7	23	0.13
Reorganization of business charges	Cost of sales and Other charges	18	4	14	0.08
Fair value adjustments to equity investments	Other income	18	4	14	0.08
Loss from the extinguishment of long-term debt	Other expense	7	2	5	0.03
Investment impairments	Other expense	5	1	4	0.02
Acquisition-related transaction fees	Other charges	1	—	1	0.01
Gain from the extinguishment of 2.00% senior convertible notes	Other income	(4)	(1)	(3)	(0.02)
Gain on legal settlement	Other charges	(5)	(1)	(4)	(0.02)
Total impact on Net earnings		$122	$28	$94	$0.53

Q4 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
US pension settlement loss	Other expense	$359	$90	$269	$1.53
Intangibles amortization expense	Intangibles amortization	54	12	42	0.24
Share-based compensation expense	Cost of sales, SG&A and R&D	31	7	24	0.14
Reorganization of business charges	Cost of sales and Other charges	19	5	14	0.08
Legal settlements	Other charges	8	2	6	0.04
Operating lease asset impairment	Other charges	5	1	4	0.02
Investment impairments	Other expense	2	—	2	0.01
Sale of investments	(Gain) or loss on sales of investments and businesses, net	(1)	—	(1)	(0.01)
Release of uncertain tax positions	Other income, Income tax expense	(1)	4	(5)	(0.03)
Fair value adjustments to equity investments	Other income	(6)	(1)	(5)	(0.03)
Release of valuation allowance on deferred tax assets	Income tax expense	—	77	(77)	(0.44)
Total impact on Net earnings		$470	$197	$273	$1.55

FY 2019
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
US pension settlement loss	Other expense	$359	$90	$269	$1.53
Intangibles amortization expense	Intangibles amortization	208	46	162	0.92
Share-based compensation expense	Cost of sales, SG&A and R&D	118	27	91	0.52
Reorganization of business charges	Cost of sales and Other charges	57	14	43	0.24
Loss from the extinguishment of long-term debt	Other expense	50	13	37	0.21
Investment impairments	Investment impairments	18	4	14	0.08
Operating lease asset impairment	Other charges	5	1	4	0.02
Legal settlements	Other charges	3	1	2	0.01
Acquisition-related transaction fees	Other charges	3	—	3	0.02
Sales of investments	(Gain) or loss on sales of investments and businesses, net	(2)	—	(2)	(0.01)
Sale of a business	(Gain) or loss on sales of investments and businesses, net	(3)	(1)	(2)	(0.01)
Fair value adjustments to equity investments	Other expense	(3)	(1)	(2)	(0.01)
Gain from the extinguishment of 2.00% senior convertible notes	Other income	(4)	(1)	(3)	(0.02)
Release of uncertain tax positions	Other income, Income tax expense	(5)	4	(9)	(0.05)
Release of valuation allowance on deferred tax assets	Income tax expense	—	77	(77)	(0.44)
Total impact on Net earnings		$804	$274	$530	$3.01

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$1,673	$1,670	—%
Software and Services	704	584	21%
Total Motorola Solutions	$2,377	$2,254	5%

	Years Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$5,329	$5,100	5%
Software and Services	2,558	2,243	14%
Total Motorola Solutions	$7,887	$7,343	7%

Non-GAAP Operating Earnings
	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$484	$483	—%
Software and Services	223	167	34%
Total Motorola Solutions	$707	$650	9%

	Years Ended
	December 31, 2019	December 31, 2018	% Change
Products and Systems Integration	$1,173	$1,109	6%
Software and Services	802	631	27%
Total Motorola Solutions	$1,975	$1,740	14%

Non-GAAP Operating Earnings %
	Three Months Ended
	December 31, 2019	December 31, 2018
Products and Systems Integration	28.9%	28.9%
Software and Services	31.7%	28.6%
Total Motorola Solutions	29.7%	28.8%

	Years Ended
	December 31, 2019	December 31, 2018
Products and Systems Integration	22.0%	21.7%
Software and Services	31.4%	28.1%
Total Motorola Solutions	25.0%	23.7%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2019
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,657	$1,069	$588
Operating earnings ("OE")	$229	$108	$121
Above-OE non-GAAP adjustments:
Share-based compensation expense	27	21	6
Reorganization of business charges	8	7	1
Intangibles amortization expense	50	11	39
Legal settlement	(1)	(1)	—
Acquisition-related transaction fees	2	1	1
Total above-OE non-GAAP adjustments	86	39	47
Operating earnings after non-GAAP adjustments	$315	$147	$168

Operating earnings as a percentage of net sales - GAAP	13.8%	10.1%	20.6%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	19.0%	13.8%	28.6%

Q2 2019
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,860	$1,238	$622
Operating earnings ("OE")	$349	$201	$148
Above-OE non-GAAP adjustments:
Share-based compensation expense	30	19	11
Reorganization of business charges	12	9	3
Intangibles amortization expense	52	12	40
Legal settlements	1	1	—
Total above-OE non-GAAP adjustments	95	41	54
Operating earnings after non-GAAP adjustments	$444	$242	$202

Operating earnings as a percentage of net sales - GAAP	18.8%	16.2%	23.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.9%	19.5%	32.5%

Q3 2019
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,994	$1,349	$645
Operating earnings ("OE")	$413	$258	$155
Above-OE non-GAAP adjustments:
Share-based compensation expense	30	20	10
Reorganization of business charges	18	14	4
Intangibles amortization expense	52	12	40
Acquisition-related transaction fees	1	1	—
Gain on legal settlements	(5)	(5)	—
Total above-OE non-GAAP adjustments	96	42	54
Operating earnings after non-GAAP adjustments	$509	$300	$209

Operating earnings as a percentage of net sales - GAAP	20.7%	19.1%	24.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	25.5%	22.2%	32.4%

Q4 2019
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$2,377	$1,673	$704
Operating earnings ("OE")	$590	$426	$164
Above-OE non-GAAP adjustments:
Reorganization of business charges	19	16	3
Share-based compensation expense	31	21	10
Intangibles amortization expense	54	12	42
Operating lease asset impairment	5	3	2
Legal settlements	8	6	2
Total above-OE non-GAAP adjustments	117	58	59
Operating earnings after non-GAAP adjustments	$707	$484	$223

Operating earnings as a percentage of net sales - GAAP	24.8%	25.5%	23.3%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	29.7%	28.9%	31.7%

FY 2019
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$7,887	$5,329	$2,558
Operating earnings ("OE")	$1,581	$994	$587
Above-OE non-GAAP adjustments:
Intangibles amortization expense	208	47	161
Share-based compensation expense	118	81	37
Reorganization of business charges	57	45	12
Legal settlement	3	1	2
Acquisition-related transaction fees	3	2	1
Operating lease asset impairment	5	3	2
Total above-OE non-GAAP adjustments	394	179	215
Operating earnings after non-GAAP adjustments	$1,975	$1,173	$802

Operating earnings as a percentage of net sales - GAAP	20.0%	18.7%	22.9%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	25.0%	22.0%	31.4%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Net sales	$2,377	$2,254	5%
Non-GAAP adjustments:
Acquisitions	(82)	—
Organic revenue	$2,295	$2,254	2%

	Years Ended
	December 31, 2019	December 31, 2018	% Change
Net sales	$7,887	$7,343	7%
Non-GAAP adjustments:
Acquisitions	(337)	(26)
Organic revenue	$7,550	$7,317	3%